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                                                                   Exhibit 21

Subsidiaries of the Company

The following is a list of the principal subsidiaries of the Registrant as of September 30, 1994:

                                                           Jurisdiction
                                                                of
Name                                                       Incorporation            Control

Benco Pet Foods, Inc.                                      Illinois                  100%
Continental Baking Company                                 Delaware                  100%
Energizer Rechargeable Products (UK) Ltd.,                 United Kingdom            100%
Eveready Argentina S.A.                                    Argentina                 100%
Eveready Australia Pty. Limited                            Australia                 100%
Eveready Battery Company, Inc.                             Delaware                  100%
Eveready Battery Company (Malaysia) SDN.BHD.               Malaysia                   80%
Eveready Battery Company Philippines, Inc.                 Philippines               100%
Eveready De Colombia S.A.                                  Colombia                  99.9%
Eveready De Mexico S.A. de C.V.                            Mexico                    100%
Eveready Do Brasil Industria E Comercio Ltda.              Brazil                    51.8%
Eveready Pil Sanayii Ve Ticaret, Anonim Sirketi            Turkey                     60%

Eveready Singapore Pte. Ltd.                               Singapore                 99.9%
Ever Ready Limited (U.K.)                                  United Kingdom            100%
Industrias Purina S.A., de C.V.                            Mexico                    100%
Pilas Secas Tudor S.A.                                     Spain                     100%
PPA Investments, Inc.                                      Delaware                  100%
Protein Technologies International Holdings, Inc.          Delaware                  100%
Protein Technologies International, Inc.                   Delaware                  100%
Protein Technologies International Manufacturing
   Belgium N.V.                                            Belgium                   100%
Protein Technologies International Overseas B.V.           Netherlands               100%
PT Eveready Battery Company Indonesia                      Indonesia                 100%
Purina Colombiana S.A.                                     Colombia                  99.9%
Purina de Venezuela, C.A.                                  Venezuela                 100%
Purina-Hage Animal Feed and Trading Company
   Limited                                                 Hungary                    51%
Purina Italia, S.p.A.                                      Italy                     100%
Purina Japan K.K.                                          Japan                     100%
Purina Korea, Inc.                                         Korea                     100%
Purina Nutrimentos Ltda.                                   Brazil                    100%
Purina, S.A. de C.V.                                       Mexico                    100%
Ralston / Bateria Spol. Sr. O.                             The Czech Republic        66.6%
Ralston Energy Systems Deutschland GmbH                    Germany                   100%
Ralston Energy Systems France S.A.                         France                    100%
Ralston Energy Systems Italia S.P.A.                       Italy                     100%
Ralston Energy Systems S.A.                                Switzerland               100%


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Ralston Purina Canada, Inc.                                Canada                    100%
Ralston Purina Holdings (U.K.) Company                     United Kingdom            100%
Ralston Purina International Holding Company, Inc.         Delaware                  100%
Ralston Purina Overseas Battery Company                    Delaware                  100%
Ralston Purina France                                      France                    99.9%
Sonca Products Limited                                     Hong Kong                 100%
VCS Holding Company                                        Delaware                  100%